AMENDMENT TO EMPLOYMENT AGREEMENT

         This amendment is entered into on the 27th day of August, 1997 by and between WESTMARK GROUP HOLDINGS, INC., a Delaware corporation, and WESTMARK MORTGAGE CORPORATION, California corporation (hereinafter collectively referred to as "the Company"), and MARK SCHAFTLEIN ("Executive").

         WHEREAS, the Company and Executive entered into an Employment Agreement on April 25, 1997 and;

         WHEREAS, the Company and Executive desire to modify said Employment Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, said Employment Agreement is hereby modified in the following respects:

         1. Paragraph 4. Compensation and Benefits During the Employment Term,
(c) Incentive Stock Options shall be modified to read in its entirety as follows:

            Immediately upon the execution of this Agreement, the Company and Executive shall enter into a Stock Option Agreement, pursuant to which the Company shall issue options to Executive to acquire 600,000 shares of the common stock of Westmark Group Holdings, Inc. Said options shall vest immediately at an exercise price of $1.00. Said vested options may be exercised on or after the following dates:

            150,000 shares on March 31, 1998
            75,000 shares on October 31, 1998
            150,000 shares on March 31, 1999
            75,000 shares on October 31, 1999
            150,000 shares on March 31, 2000

            In the event of a sale, divestiture, spin-off or transfer of all or substantially all of the assets or stock of Westmark Mortgage Corporation, all options granted hereunder to Executive shall immediately become exercisable. Provided, however, that no option shall be exercisable after the expiration of ten years from the date said option was granted.


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         2. Paragraph 7. Termination, (d) Good Reason, (v) shall be modified to read in its entirety as follows;

            In the event Executive terminates his employment for good reason as hereinabove set forth, Executive shall be entitled to a lump sum payment equal to the monthly compensation provided for in this agreement multiplied by the number of months remaining in the term of this agreement or any extension thereof, together with all benefits, reimbursements or other rights to which Employee has become entitled.

         3. Paragraph 7. Termination, (e) Change of Control shall be added to said agreement and shall read in its entirety as follows:

            In the event of a change of control as set forth below, while Executive is employed by the Company after the initial term of employment, and in the further event Executive's employment is terminated without cause, as defined herein above, the Company shall pay to Executive a lump sum payment equal to the monthly compensation provided for in this agreement multiplied by the number of months remaining in the term of this agreement or any extension thereof, together with all benefits, reimbursements or other rights to which Executive has become entitled. Change of control shall be defined as follows:

             i. Any "person," including a "group" as determined in accordance with Section 13, (d), (3) of the Securities Exchange Act of 1934 (the "Exchange Act"), becomes, in a single transaction or series of transactions, the beneficial owner, directly or indirectly, of securities representing a Control Percentage (as hereinafter defined) of the combined voting power of the then outstanding securities of the corporation not including a transaction caused by or resulting from the affirmative vote of a majority of the current members of the Board of Directors of Westmark Group Holdings, Inc. (subject to Paragraph 3, ii);

            ii. The membership of the board of directors as it exists at the time of this Agreement changes such that the current members of the board no longer constitute a majority of the board of directors not including a change caused by or resulting from any current board member's death or resignation pursuant to Paragraph 7, (d) hereinafter, or the affirmative vote of a majority of the current members of the Board of Directors of Westmark Group Holdings, Inc.;

            iii. The corporation is merged or consolidated with other corporations in a single transaction or series of transactions and as a result of such merger or consolidation a Control Percentage of the outstanding voting securities of


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                  the surviving or resulting corporation shall no longer be
                  owned in the aggregate by the stockholders who owned stock in the corporation as of the date prior to the merger or consolidation not including a merger or consolidation caused by or resulting from the affirmative vote of a majority of the current members of the Board of Directors of Westmark Group Holdings, Inc. (subject to Paragraph 3, ii). The term "Control Percentage" shall mean at least 35% in the event the applicable securities are registered under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or at least 35% in the event the applicable securities are not registered are not registered under the Exchange Act;

              iv. The corporation transfers all of its assets to another corporation or to any other person or entity, including but not limited to the transfer of the mortgage operations through a sale of assets or stock, spin-off, divestiture or initial public offering not including a transfer of assets or stock caused by or resulting from the affirmative vote of a majority of the current members of the Board of Directors of Westmark Group Holdings, Inc. (subject to Paragraph 3, ii).

              v. In the event of a change of control as set forth above, and Executive is requested to remain with the surviving or successor corporation or business, with the same compensation and commensurate duties as previously retained by Executive subject to the same terms and conditions of this agreement, and Executive rejects such request for continuing employment, said Executive shall be entitled to a lump sum severance payment equal to the compensation provided in Paragraph 7, (d), (v) regarding termination for good reason. Provided, however, that Executive shall not inject such request for continuing employment without a reasonable basis.

           4. Paragraph 4. Compensation and Benefits During the Employment Term, (f) Vacation shall be modified to read in its entirety as follows:

                  Executive will be entitled to four (4) weeks paid vacation per year subject to the policies and procedures of the Company. Unused accrued vacation time may be carried forward to subsequent years and/or will be paid in full upon termination of this agreement.

           5. Paragraph 7. Termination, (d) Voluntary Termination by Executive:
Said paragraph shall read in its entirety as follows:

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                  Executive shall have the right to terminate this agreement for any reason other than change of control or good reason as set forth hereinabove upon sixty (60) days written notice to the Company. In the event of voluntary termination by Executive other than change of control or good reason, Executive shall be entitled to any compensation or benefits due and owing to Executive up to the date of termination.

           6. Paragraph 6. The following miscellaneous paragraphs are incorporated herein:

                  18. Loyal and Conscientious Performance of Duties: Executive agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of him, either express or implied, by the terms of this agreement.

                  19. Satisfaction of Performance of Duties: Executive's performance of his duties hereunder shall at all times be rendered to the Company's Satisfaction. Executive expressly agrees that the Company shall determine whether the services of Executive are satisfactory pursuant to the performance guidelines established by the Board of Directors.

                  20. Adherence to Employer's Rules: At all times during the performance of this contract, Executive shall strictly adhere to and obey all of the Company's rules and regulations governing the conduct of its Executives now in effect or as subsequently modified, consistent with Executive's rights as set forth herein.

                  21. Devotion of Entire Time to Employer's Business:
                  Executive shall devote his full productive time, ability and attention to the business of the Company during the term of this agreement. Furthermore, during the term of this agreement, Executive shall not, whether directly or indirectly, render any services of commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior consent of the Company's President or Chief Executive Officer. This agreement shall not be interpreted to prohibit Executive from making passive personal investments or conducting private business affairs if those activities do not in any way interfere with the services required under this agreement. However, Executive shall not directly or indirectly acquire, hold or retain any interest in any business competing with or similar in nature to the business of Employer.

                  22. Non-Competition during Term of Employment Contract:
                  During the term of this contract Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition in any matter whatsoever with the business of the Company, unless approved, in advance, by the Company's Board of Directors.



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                  23. Confidentiality: In the course of the performance of
                  Executive's duties hereunder, Executive recognizes and acknowledges that Executive may have access to certain confidential and proprietary information of Employer or any of its affiliates. Without the prior written consent of the Company, Executive shall not disclose any such confidential or proprietary information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, and shall not use such information, directly or indirectly, for Executive's own behalf or on behalf of any other party. Executive agrees and affirms that all such information is the sole property of the Company and that at the termination and/or expiration of this agreement, at the Company's written request, Executive shall promptly return to the Company any and all such information so requested by the Company. Executive shall not be precluded from utilizing and maintaining any contacts Executive may have with the capital, equity and financial market industry.

                     The provisions of this section shall not, however,
                  prohibit Executive from disclosing to others or using in any manner information that:

                     A. Has been published or has become part of the public domain;

                     B. Has been furnished or made known to Executive by third parties (other than those acting directly or indirectly for or on behalf of Executive) as a matter of legal right without restriction on its use or disclosure;

                     C. Was in the possession of Executive prior to obtaining such information from the Company in connection with the performance of this agreement; or

                     D.  Is required to be disclosed by law.

         Except as hereinabove modified or amended, said Employment Agreement shall continue in full force and effect.

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



COMPANY:
-------



WESTMARK MORTGAGE CORPORATION                  WESTMARK GROUP HOLDINGS, INC.

By:/s/ Payton Story III                        By: /s/ I. H. Bowen
----------------------                         --------------------------
Name: Payton Story III                         Name: CFO
Title: President                               Title: I. H. Bowen


EXECUTIVE:

/s/ Mark Schaftlein
------------------------------
Mark Schaftlein


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                                HARRY C. COOLIDGE
                                ATTORNEY AT LAW
                           Twin Palms Financial Center
                            1260 41st Avenue, Suite N
                           Capitola, California 95010
                       (408) 475-3112, FAX (408) 464-1251



                                 FAX COVER SHEET

DATE:             Match 16, 1998                           TIME: 10:00 a.m. PST

TO:               BARBARA NOLA

CO:               Westmark Group Holdings, Inc.

FAX NO:          (561) 279-1810

PAGES:            7 (INCLUDING COVER PAGE)

COPY SENT BY U.S. MAIL ( ) YES (X) NO

IF TRANSMISSION IS INCOMPLETE, PLEASE CALL ROXANNE AT 408-475-3112.

COMMENTS:

Dear Barbara:

Following this fax cover sheet, please find Mark's Amendment to Employment Agreement dated August 27, 1997. According to the list you gave me, you have the most current agreements and/or amendments for the other executives, Please feel free to call me if you have any questions.


  Thank you,



 /s/ Roxanne Clair
-----------------------------------
  Roxanne Clair
  Secretary to Harry Coolidge



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Thank You.